Exhibit 99.1

Press Release

For More Information, Call:

 GAYLA J. DELLY

CHIEF FINANCIAL OFFICER	JUNE 1, 2006

(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS, INC.
ANNOUNCES RESIGNATION OF DIRECTOR JOHN W. COX

ANGLETON, TX, JUNE 1, 2006 - Benchmark Electronics, Inc. (NYSE:BHE) announced today that John W. Cox resigned from its Board of Directors effective May 26, 2006, as required, to allow him to serve as Chief Financial Officer of the U.S. Department  of Housing and Urban Development.

“On behalf of Benchmark, I wish to thank John for his support and service to our Company. We wish him success at his new position at HUD,” stated Benchmark’s President and CEO Cary T. Fu.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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